SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the registrant  [x]
Filed by a party other than the registrant  [ ]
Check the appropriate box:
[X] Preliminary proxy statement
[ ] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting materials pursuant to Rule 14A-11(c) or Rule 14a-12

            NATIONAL BANCORP OF ALASKA, INC.
      (Name of Registrant as Specified in Its Charter)

                   Terry S. Kipp, Secretary
         (Name of Person(s) Filing Proxy Statement)

Payment of filing fees(Check the appropriate box):
   [x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
       14a-6(j)(2).
   [ ] $500 per each party to the controversy pursuant to Exchange Act.
       Rule 14a-6(i)(3).
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1) Title of each class of securities to which transaction applies:
_______________________________________________________________________________

       (2) Aggregate number of securities to which transaction applies:
_______________________________________________________________________________


       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
_______________________________________________________________________________

       (4) Proposed maximum  aggregate value of transaction:
_______________________________________________________________________________

   [ ] Check box if any part of the fees is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filling for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:
_______________________________________________________________________________

       (2) Form, schedule or registration statement no.:
_______________________________________________________________________________

       (3) Filing party:
_______________________________________________________________________________

       (4) Date filed:
_______________________________________________________________________________


_______________________________________________
1 Set forth the amount on which the filing fee is calculated and state how it way determined.
       1 of 16    Proxy cover

                       NATIONAL BANCORP OF ALASKA, INC.

                               Anchorage, Alaska

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                March 18, 1997

TO THE SHAREHOLDERS:

   The Annual Meeting of Shareholders of National Bancorp of Alaska, Inc. (the "Company") will be held in the Main Office of National Bank of Alaska at Northern Lights Boulevard and C Street, Anchorage, Alaska, on Tuesday, March 18, 1997, at 10:00 a.m. for the following purposes:

1. to fix the number of directors to be elected at 24 and to elect 24 directors; and

2. to act upon a proposal, unanimously approved by the Board of Directors, to amend the Company's Certificate of Incorporation to narrow the provision of preemptive rights by eliminating the preferential right of shareholders to purchase treasury shares.

3. to transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 3, 1997, as the record date for the determination of shareholders entitled to vote at the Annual Meeting and any adjournment thereof.

                                     By Order of the Board of Directors





                                     Terry S. Kipp

                                     Secretary

February 10, 1997

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.

      2 of 16

                       NATIONAL BANCORP OF ALASKA, INC.
                          Northern Lights & C Street
                            Anchorage, Alaska 99503
                                (907) 276-1132

                                PROXY STATEMENT

                              GENERAL INFORMATION

 This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of National Bancorp of Alaska, Inc. (hereinafter referred to as the "Company") to be voted at the Annual Meeting of Shareholders, to be held at the time and place set forth in the notice accompanying this proxy statement, and at any adjournments thereof. This proxy material was first mailed to shareholders on or about February 10, 1997.

 The persons named in the enclosed proxy will vote as directed with respect to the election of nominees named in this proxy statement to the Company's Board of Directors or, in the absence of such direction, in favor of the Board Nominees. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting, but will not be counted as voting with respect to any matter as to which the abstention or non-vote is indicated. As to other matters which may come before the Annual Meeting, they will vote in accordance with their best judgment. The management of the Company does not know of any business which will be presented at the Annual Meeting other than the matters described in this proxy statement.

 The enclosed proxy may be revoked at any time insofar as it has not been exercised, either by delivery to the Company of a written revocation or a duly executed proxy bearing a later date, or by action of the shareholder at the Annual Meeting.

 The Company is a bank holding company which acquired by merger the National Bank of Alaska (the "Bank") in 1982. The Bank is the wholly-owned subsidiary of the Company. All references hereinafter to the "Company" shall include the Company and the Bank, unless the context indicates otherwise.

                               VOTING SECURITIES

 At the close of business on January 2, 1997, the Company had 8,000,000 shares of Common Stock, par value $10.00 per share, issued, of which 31,200 shares are held by the Company as Treasury Stock. Shareholders of record at the close of business on February 3, 1997, shall be entitled to vote at the Annual Meeting, each share being entitled to one vote.

                           CERTAIN BENEFICIAL OWNERS

 The following table presents certain information with respect to the only person who is known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock as of January 31, 1997.

                                             Amount and Nature       Percent
                    Name and Address         of Beneficial           of
 Title of Class    of Beneficial Owner      Ownership               Class

 Common Stock      Elmer E. Rasmuson        3,972,280*              50.2%
 par value $10.00  P.O. Box 100600
                    Anchorage, Alaska 99510-0600

*Included among the shares of Common Stock reported as beneficially owned by Mr. Rasmuson, over which he has sole voting and dispositive powers, are the following:

 (a)Mr. Rasmuson has sole voting and dispositive powers over 779,160 shares (9.8% of the outstanding shares) which he holds as trustee under three trusts for the benefit of each of his children;

   The foregoing is not to be construed as an admission by Mr. Rasmuson that he is the beneficial owner of the shares identified in (a) above and Mr. Rasmuson expressly disclaims beneficial ownership of those shares.

   The directors and executive officers of the Company and the Bank own beneficially 716,916 shares or 9.0% of the Company's outstanding Common Stock. Not included in these shares are 22,276 shares held of record and owned beneficially solely by spouses and minor children of members of this group.
       3 of 16

                             ELECTION OF DIRECTORS

   The numbers of directors to be elected at the Company's Annual Meeting of Shareholders will be determined by vote of the shareholders. A resolution will be offered at the meeting establishing the number of directors at 24.

   The persons named below, all of whom are members of the present Board of Directors, will be nominated by management for election to the Company Board of Directors, and, if elected, each will serve until the next Annual Meeting of Shareholders and until their successor is elected and qualified. It is the intention of the persons named in the proxy to vote for the resolution establishing the number of directors at 24 and for the election of the nominees listed below, unless otherwise directed or otherwise instructed.

   The Board of Directors has no reason to believe that any of the nominees named in this proxy statement will be unavailable or unable to stand for election, but in the event that vacancies in the slate of nominees should occur unexpectedly, the shares represented by proxies will be voted for substitutes chosen by the Board of Directors or the number of directors to be elected will be reduced by the number of persons unavailable or unable to stand for election and the shares will be voted for the remaining nominees.

   Other nominations may be made by shareholders entitled to vote for election of directors in accordance with the following procedures as set forth in the By-Laws of the Company. Nominations other than those made by or on behalf of the existing management of the Company shall be made in writing and shall be delivered or mailed to the President of the Company not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Company not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notifications shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of Company Common Stock that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and
(e) the number of shares of Company Common Stock owned by the shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

               AGE AND YEAR
               FIRST BECAME A  PRINCIPAL
               DIRECTOR OF THE OCCUPATION               SHARES OF COMMON STOCK
               COMPANY OR A    OR                       BENEFICIALLY OWNED AS
NAME           PREDECESSOR     EMPLOYMENT(7)            OF JANUARY 31, 1997(3)

                                                         SHARES   PERCENT
                                                         HELD     OF CLASS(6)

Donald B. Abel, Jr.    60      President, Don Abel         1,930
                     1976      Building Supplies, Inc.
                               (retail building supplies)

Gary M. Baugh          58      President, Baugh            2,500
                     1983      Construction and
                               Engineering Company
                               (construction)

Carl F. Brady Jr.      53      Chairman and CEO,           8,333
                     1989      Brady & Co. Ins.,
                               since 1994
                               (insurance brokerage);
                               Chairman and CEO,
                               Rollins Hudig Hall
                               of Alaska, Inc.
                               1989 to 1994
                               (insurance brokerage)

       4 of 16
               AGE AND YEAR
               FIRST BECAME A  PRINCIPAL
               DIRECTOR OF THE OCCUPATION               SHARES OF COMMON STOCK
               COMPANY OR A    OR                       BENEFICIALLY OWNED AS
NAME           PREDECESSOR     EMPLOYMENT(7)            OF JANUARY 31, 1997(3)

                                                         SHARES   PERCENT
                                                         HELD     OF CLASS(6)


Alec W. Brindle        58      President, Wards           40,432(1)
                     1977      Cove Packing Company,
                               Inc. (salmon cannery)

Sharon Burrell         48      Secretary - Treasurer         160
                     1994      Hammer & Wikan since 1995
                               (Retail grocery and general
                               merchandise);
                               Secretary - Treasurer
                               Rock-N-Road Const. from
                               1991 to 1995
                               (road construction)

James O. Campbell      64      Commissioner, Arctic        4,272
                     1972      Research Commission
                               since 1994 (national
                               research needs and
                               objectives in the Arctic);
                               from 1991 to 1994 CEO,
                               Alaska Commercial
                               Company (retail groceries
                               and merchandise).

Jeffry J. Cook         53      Vice President,               546
                     1984      Administration, MAPCO
                               Alaska Inc. since 1994
                               (oil refining and product
                               sales); Director, North
                               Alaska Region, ARCO
                               Alaska, Inc. from 1990
                               to 1994 (Community
                               Relations)

Patrick S. Cowan       57      Owner, Birch Ridge Golf       198
                     1994      Course (Golf)

Roy Huhndorf           56      Chairman of the Board,        360
                     1987      Cook Inlet Region, Inc.
                               since 1996 (Alaska Native
                               Regional Corporation);
                               Chairman and CEO,
                               Cook Inlet Region, Inc.
                               from 1992 to 1996

James H. Jansen        50      President & CEO of           10,100
                     1990      Lynden Incorporated
                               (trucking and
                               transportation)

       5 of 16
               AGE AND YEAR
               FIRST BECAME A  PRINCIPAL
               DIRECTOR OF THE OCCUPATION               SHARES OF COMMON STOCK
               COMPANY OR THE  OR                       BENEFICIALLY OWNED AS
NAME           PREDECESSOR     EMPLOYMENT(7)            OF JANUARY 31, 1997(3)

                                                         SHARES   PERCENT
                                                         HELD     OF CLASS(6)

Donald L. Mellish(8)   69      Chairman of the Executive  5,913
                     1964      Committee of the Bank

Emil Notti             63      Consultant                   566
                     1973

Howard R. Nugent       52      President, Howdie Homes      100
                     1996      Inc. (residential and comm-
ercial construction)

Tennys B. Owens        56      President, Artique Lt.     3,700
                     1991      Gallery (art retail sales,
                               marketing and publishing)

Eugene A. Parrish, Jr. 50      Vice President, Holland      865
                     1982      America Cruise Lines since
                               1996, (Travel)
                               President Westmark
                               Hotels, Inc. (hotel and
                               restaurant management)

J. Michael Pate        49      President, Pate Insurance    1,180
                     1991      Agency, Inc. (insurance)

Martin R. Pihl         62      Retired since 1995;          2,024
                     1972      Acting Executive Director,
                               Alaska Permanent Fund
                               Corp. 1994 to 1995,
                               (investments);General Manager,
                               Ketchikan Pulp Company, 1987
                               to 1994 (forest products)

Edward F. Randolph     37      President, Edward F.          100
                     1995      Randolph Ins. Agency,
                               Inc. (insurance)

Edward B. Rasmuson     56      Chairman of the Board      342,562(2)    4.3
                     1974      of the Company and the
                               Bank

Major General John     57      Consulting, Arctic Slope       133
Schaeffer (Ret.)     1988      Regional Corporation since
                               1994, (Alaska Native Regional
                               Corporation), Director of Business
                               Development, NANA
                               Regional Corporation, 1993
                               (Alaska Native Regional
                               Corporation); from 1991 to
                               1993 Owner, Schaeffer &
                               Associates, (international trade);

       6 of 16
               AGE AND YEAR
               FIRST BECAME A  PRINCIPAL
               DIRECTOR OF THE OCCUPATION               SHARES OF COMMON STOCK
               COMPANY OR THE  OR                       BENEFICIALLY OWNED AS
NAME           PREDECESSOR     EMPLOYMENT(7)            OF JANUARY 31, 1997(3)

                                                         SHARES   PERCENT
                                                         HELD     OF CLASS(6)

Michael K. Snowden     51      President, Service Transfer
  3,737(4)
                     1995      Inc. (fuel distribution and
                               transport services)

Richard Strutz         46      President of the Company       424
                     1992      the Bank, 1992; Executive
                               Vice President of the Bank,
                               1987 to 1992

George S. Suddock      57      Chairman, Alaska National  284,472(5)    3.6
                     1969      Corporation (insurance)

Richard A. Wien(8)     61      Chairman & CEO, Florcraft      941
                     1974      (floor coverings)

1. The reported holdings include 26,152 shares held by Alec W. Brindle, Executor, under the will of A.W. Brindle, deceased; Mr. Brindle disclaims beneficial ownership of these securities held as executor.

2. The reported holdings exclude 259,720 shares held in trust for Edward B. Rasmuson, over which Mr. Rasmuson has no power to vote or dispose.

3. The reported holdings include securities with respect to which the director has or shares the power to vote or dispose. Not included in the securities reported are the following shares over which the indicated
    directors had no power to     vote or dispose:  21,106 shares held by the
    wife and minor children of Edward B. Rasmuson. Director Rasmuson disclaims any beneficial ownership of these shares held by his spouse and minor children.

4. The reported holdings included 1,712 shares held in a family trust of which Mr. Snowden is a trustee. Mr. Snowden disclaims any beneficial interest of those shares.

5. The reported holdings include 275,686 shares held by a corporation of which Mr. Suddock is an officer, director and stockholder. Mr. Suddock disclaims beneficial ownership of those shares.

6. If no percent is shown, the percent of the nominee's beneficial ownership is less than one percent.

7. Each nominee has been engaged in the indicated occupation or employment or has held the indicated position or one of equivalent responsibility with his present employer during the past five years unless otherwise indicated.

8. None of the nominees serve on the boards of directors of other companies filing reports with the Securities and Exchange Commission, except that Mr. Mellish is a director of Mapco, Inc., and Mr. Wien is a director of Alaska Air Group, Inc.

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 were required, the Company believes that during 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were in compliance.

       7 of 16

                       DIRECTORS MEETINGS AND COMMITTEES

   The Board of Directors of the Bank met ten times during 1996 and the Board of Directors of the Company met ten times. All directors attended at least 75 percent of the aggregate of the total number of meetings held by both Boards, plus meetings held by all committees on which such directors served during 1996. Neither the Company nor the Bank has a standing nominating committee and the Company does not have a standing audit committee. The Bank formed a compensation committee in November 1992.

   The Board of Directors of the Bank annually appoints a Directors Examining Committee which performs many functions of an audit committee. Members of the committee, none of whom are officers of the Bank, are: George S. Suddock, Chairman; and Donald B. Abel, Jr.; and Carl Brady, Jr. The functions of the Examining Committee include recommending to the Board of Directors the appointment of independent auditors, the review of regulatory reports and the responses to those reports and review of the scope of the internal audit programs and the adequacy of internal accounting systems and controls. The committee has been delegated the responsibility for both review and communication to the Board of Directors of the results of examinations performed by the regulatory examiners, other external auditors and the internal auditors. The committee held four meetings in 1996.

                    PROPOSAL TO ELIMINATE PREEMPTIVE RIGHTS

   By resolution dated December 17, 1996, the Board of Directors unanimously approved a resolution declaring it advisable and in the best interests of the Company to amend the Company's certificate of Incorporation (the "Certificate") to narrow the provision of preemptive rights. The Certificate currently provides that shareholders will have a preemptive right with respect to the issuance of treasury stock as well as authorized but unissued stock. The Company proposes to amend Article Fourth of its Certificate by eliminating the preemptive right of shareholders to purchase or subscribe for treasury shares. The Board proposes to revise the second sentence of subsection (C) of Article Fourth of Certificate by replacing the following phrase "or constitute shares held in the treasury of the Corporation" with "but shall not apply to shares held in the treasury of the Corporation." In all other respects subsection (C) of Article Fourth will remain the same. The complete language of subsection
(C) of Article Fourth as proposed to be revised is reproduced in Appendix A to this proxy statement.

Purpose of Amendment

   Since the Company was incorporated in June 1982, its Certificate has provided for preemptive rights whereby each shareholder of the Company would have a preferential right to purchase or subscribe for their proportionate part of an issuance by the Company of shares, whether treasury shares or authorized but previously unissued shares. Historically, corporations adopted preemptive rights to preserve each shareholder's proportionate interest, voting rights and voting power against a possible dilution through disproportionate sales by the corporation of additional shares to other more favored purchasers. Each shareholder had a preferential right to purchase that company's stock before the company could sell the stock for money to other persons or entities. Therefore, the concept of preemptive rights was developed to help protect and preserve each shareholder's voting strength in the corporation and his resultant ability to elect directors or otherwise to affect policy of the corporation. Although at the present time most publicly-owned U.S.
corporations do not have preemptive rights, the Board wishes to retain in the Certificate the substantial portion of the preemptive rights provision to allow shareholders to maintain their proportionate interest in the Common Stock of the Company. The Board believes the Company's and its shareholders' interests will be best served by the preservation of existing preemptive rights with respect to authorized but previously unissued shares and by the elimination of preemptive rights with respect to treasury shares.

   The Board of Directors believes that the continued existence of preemptive rights with respect to treasury shares will adversely affect the orderly implementation of the Board's management decisions regarding the Company's adoption of employee and shareholder stock benefit plans. The Company has determined that it would benefit employees to utilize treasury shares to allow them to fund at least a portion of their profit sharing plan, and/or deferred compensation plan. It would benefit shareholders by being able to use treasury shares for a dividend reinvestment plan. In this regard, the Company and/or the Company's agents will purchase shares of Common Stock in the open market and in privately negotiated transactions to utilize for such plans. Were preemptive rights to continue to exist on treasury shares, the Company would be unable to allow the participants to invest in shares of Common Stock pursuant these plans or to use shares for a dividend reinvestment plan before all shareholders of the Company were offered the opportunity to purchase such shares - a costly, time consuming, and inefficient exercise; the practical result of this exercise would be to prevent the Board from adopting plans to allow investment in Company Common Stock. The Board believes that it would be more difficult for the Company to attract and retain highly qualified employees without the benefit of such plans. The Company has no present plans to adopt other employee or shareholder benefit plans.



       8 of 16

   The Board believes it is sound business policy as a general rule to give the directors of the Company wide authority not only in the conduct of the business itself, but also in the procedure for formulating employee and shareholder benefit plans as they may determine in the exercise of their business judgment. In the Board's opinion, the continued existence of preemptive rights in the Certificate with respect to treasury shares will operate as a hindrance to the Company's effective operations. In sum, the Board of Directors believes that elimination of mandatory preemptive rights with respect to treasury shares will benefit the Company, its employees, and its shareholders.

Effect of Amendment

   If the amendment to the Company's Certificate of Incorporation is approved by the shareholders, each shareholder will continue to have a preemptive or preferential right to subscribe for or purchase shares of authorized but previously unissued Common Stock upon issuance of such shares by the Company for money. However, if preemptive rights are narrowed as proposed, no shareholder will have a preferential right to subscribe to any treasury shares which are to be utilized to fund any Company benefit plan or which might be issued by the Company for any other purpose. Upon adoption of the proposed amendment, the Company will be able to adopt and operate any such plan and fund such plan with treasury shares without purchase. To the extent and in the event that the Company were to utilize authorized but previously unissued shares of Common Stock to fund a plan, preemptive rights would apply and the Company would be obligated under its Certificate to offer any such shares first to its shareholders before making any such authorized but previously unissued shares available for issuance to participants of any Company benefit plan.

Vote Required

   Adoption of the amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Abstention from voting on the amendment (including broker non-vote) will have the same legal effect as a vote "against" the amendment, even though the shareholder may interpret such action differently.

                      COMPENSATION OF EXECUTIVE OFFICERS

   The following table shows all compensation paid for the calendar years ended December 31, 1994, 1995, 1996, to the Chief Executive Officer (CEO) and the four most highly compensated executive officers (other than the CEO) of the Company and the Bank, and who were serving as executive officers as of December 31, 1996.

                          SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION


NAME AND                                        OTHER ANNUAL   ALL OTHER
PRINCIPAL POSITION             YEAR    SALARY   COMPENSATION  COMPENSATION

Edward B. Rasmuson, CEO,       1996   350,000    22,170           56,000
Chairman of the Board of       1995   300,000    13,916           26,372
Director and Director of       1994   250,000                     22,802
the Company and the Bank

Richard Strutz, President and  1996   300,000       755           48,000
Director of the Company and    1995   250,000     2,280           26,372
the Bank                       1994   190,000                     24,528

Kathleen Soderberg, Executive  1996   240,000     1,622           38,400
Vice President of the Bank     1995   200,000        61           26,372
                               1995   164,000                     22,802

Gary Dalton, Executive Vice    1996   185,000     1,500           29,600
President of the Bank          1995   160,000                     29,058
                               1994   135,000                     23,582

Donald L. Mellish, Chairman    1996   165,000                     26,400
of the Executive Committee of  1995   165,000       689           26,372
the Bank and Director of the   1994   165,000                     22,802
Company and the Bank

       9 of 16

NAME AND                                        OTHER ANNUAL   ALL OTHER
PRINCIPAL POSITION             YEAR    SALARY   COMPENSATION  COMPENSATION

B. John Shipe, Executive Vice  1996   175,000
President of the Bank          1995   160,000                    26,372
(resigned in 1996)             1994   154,000                    24,462

   Other Annual Compensation is the amount reimbursed during the fiscal year for the payment of Federal Income Taxes arising from non-tax deductible business use of a corporate aircraft.

   All Other Compensation is cash compensation earned under a Profit Sharing Plan and Trust available to all employees meeting certain age and service requirements.

   The above named officers receive no compensation other than as shown in the foregoing table and the Company and the Bank have no other existing plans or arrangements other than as follows:

   In 1994, the Board of Directors of the Bank approved a plan whereby any officer holding a title of Senior Vice President or above (which includes the named officers) can elect to defer receipt of up to a total of 15% of their annual compensation. This 15% includes any amounts deferred under the 401(k) portion of the existing profit sharing program. Amounts deferred are not additional compensation, only deferral of receipt of a portion of regular annual compensation. Amounts deferred in excess on the 401(k) portion become an unsecured obligation of the Bank and become payable at termination of employment. Amounts in excess of the 401(k) portion are annually credited with interest at a percentage equivalent to the Banks' overall return on average earning assets. In 1996, the Board increased the maximum allowable percentage of deferral from 15% to 20%.

                           COMPENSATION OF DIRECTORS

   The directors of the Company are also directors of the Bank. Directors of the Company receive no compensation for attendance at meetings of the Company's Board of Directors, or for committee meetings.

   Bank directors who are not officers of the Bank receive $750 for each Bank Board of Directors meeting attended. Bank directors who are officers of the Bank receive no compensation other than that received as an officer. Each Bank director (who is not otherwise an employee of the Bank) also receives $750 for attendance at each committee meeting of the Bank.

   No director received compensation for services as a director during 1996 in addition to or in lieu of the standard arrangement that is described above.

                  EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

   There are no employment contracts between the Company or the Bank and the named executive officers. There are no plans or arrangements for compensation of named executive officers resulting from a change in control of the Company or the Bank.


                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

   In 1992 the Bank formed a standing Compensation Committee composed of Directors Campbell, Jansen, and Pihl. None of the Compensation Committee members A) has ever been an officer or employee of either the Bank or the Company, or B) has any relationship with the Company or the Bank that requires disclosure other than as discussed under "Transactions with Directors, Executive Officers, and Associates" in this Proxy Statement.

   During the fiscal year ending December 31, 1996, no executive officer of the Bank or the Company A) served as a member of the Compensation Committee of another entity, one of whose executive officers served on the Compensation Committee of the Bank, or B) served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Bank, or
C) served as a member of the Compensation Committee of another entity, one of whose executive officers served as a director of the Company.

       10 of 16



                            EXECUTIVE COMPENSATION

   In October 1992, the Securities and Exchange Commission adopted new rules regarding the disclosure of compensation of named executive officers. The goal of these rules is to clarify disclosure and the rationale and basis for such compensation. In response to the new rules a Compensation Committee of three Aoutside@ directors was formed. The Committee met once in 1996.

                         COMPENSATION COMMITTEE REPORT

   Before the formation of a Compensation Committee in 1992, the budget for each fiscal year was presented to the Board of the Bank for approval. It contained total proposed salary expense without breaking-out the salaries of executive officers. If such a budget had a provision for an increase in salaries, this applied to all employees, including the executive officers. The Chairman of the Board made the final decision on the allocation among executive officers. Essentially, this process is unchanged, except that the Chairman now makes his specific recommendations to the Compensation Committee.

   In December 1996, the Chairman of the Board (who is also the CEO) proposed the following salaries for the executive officers in 1997.
               E.B. Rasmuson        375,000
               Richard Strutz       325,000
               Kathleen Soderberg   260,000
               Gary Dalton          205,000
               Donald L. Mellish    165,000

   As in prior years, these recommendations have no specific formula or mathematical relationship to performance. The Chairman's recommendations are based on a subjective evaluation of a number of factors that include current year financial performance, expected financial performance, information on industry compensation practices, the ability to retain senior management and a desire to set salary levels that can be maintained in the future.

   The only compensation for executive officers is cash. There are no retirement programs, stock rights, stock options, or long-term incentive programs available to any employee of the Company. All employees, including executive officers, participate in a Profit-Sharing Plan after one year's employment and are subject to a five-year vesting. The amount contributed to the profit-sharing plan is based on a Return on Assets performance schedule which has a maximum contribution of 12% of the Company's net income, once a 1.5% Return on Assets has been achieved. As a result, all eligible employees, including executive officers, may receive additional cash compensation based on the Company's performance in any given year.

   In 1992, the Bank performed an initial review of compensation for the top officers in similar size banks and also measured actual Bank versus competitor performance using return on assets and return on equity. In 1993 and 1995 the Committee retained the Wyatt Company (a national firm of consultants and actuaries) to prepare a report on comparative rates of compensation provided to the Bank's five highest paid officers and on Bank performance versus a group of similar size banks. The 1992, 1993, and 1995 studies clearly indicated that the pay for the named officers (particularly the CEO and the President) was substantially lower than the industry norms on an absolute basis without any consideration of institutional performance. The salary increases in 1995 and 1996 brought the top five officers more in line with 1994 industry competitive reference compensation amounts.













       11 of 16

Shown below are some tables from the 1995 Wyatt Company study. (Note:
The performance data and salary data shown in these tables is from 1994.)

                        FINANCIAL PERFORMANCE COMPARISON
                             COMPARABLY SIZED BANKS

   NATIONAL BANCORP OF ALASKA
                                     NBA as a %
Select Financial                 of Select Group             Select Group of Banks
 Performance              1994       Average                  Performance Measures
   Measures             Results   Perf. Measures         Average         High         Low


*Return on Assets          1.66%      106.67%               1.50%       1.80%        1.21%

*Return on Equity         12.25%       81.78%              14.98%      18.48%       11.10%

Total Assets ($000)   $2,344,678       95.03%          $2,667,331  $3,673,241   $1,925,950

Total Loans ($000)    $1,226,164       82.55%          $1,574,481  $2,335,519   $1,076,171

*Net Income ($000)       $37,520      102.17%             $36,724     $52,046      $22,600

Equity ($000)           $312,722      139.78%            $238,903    $321,867     $166,205


*The 1995 Company return on average assets was 1.70% and the return on average equity was 12.41%. Net profit for the year ended 12-31-95 was a record $41,280,000.00.




                  COMPENSATION COMPETITIVE REFERENCE COMPARISON
                   "Top 5" Officers in Comparably Sized Banks

           NATIONAL BANCORP OF ALASKA                        Competitive Base and Total Compensation
                        NBA as a %    Total     NBA as a %
             Base    of Select Group   Cash   of Select Group  Five Highest     Average  Competitive
Position    Salary   Salary Averages   Comp. Total Comp. Avg.  Paid Officers Base Salary  Reference*


Chairman
& CEO         $250,000      80.2%      $272,802       52.1%     Highest Paid      $311,555  $523,627


President     $190,000      96.3%      $214,528       64.7%     2nd Highest Paid  $197,292  $331,586


Chairman-Exec
Committee     $165,000     103.9%      $187,802       70.4%     3rd Highest Paid  $158,734  $266,782


EVP           $164,000     111.1%      $186.802       75.3%     4th Highest Paid  $147,602  $248,073


EVP           $154,000     104.5%      $178,462       72.1%     5th Highest Paid  $147,309  $247,580
              --------     -----     -----------       -----                      -------- ---------
              $923,000      95.9%    $1,040,396       64.3%                       $962,492$1,617,649


*Competitive Reference values include the following:
 100% of Select Group average salary
 10% of select group average salary (benefits/perquisites)
 58.07% of select group average base salary (80% of select group=s average short-term incentives and long-term payouts)


 The committee will review updated competition reference data in 1997.

                        James O. Campbell
                         James H. Jansen
                         Martin R. Pihl

       12 of 16

                     Members of the Compensation Committee
                       SECURITY OWNERSHIP OF MANAGEMENT
                                As of 1-31-1997

                                         AMOUNT AND NATURE
                    NAMES OF               OF BENEFICIAL      PERCENT OF
TITLE OF CLASS      BENEFICIAL OWNER         OWNERSHIP         CLASS(2)

Common Stock        Edward B. Rasmuson       342,562(1)          4.3
Par Value $10.00

Common Stock        Donald L. Mellish          5,913
Par Value $10.00

Common Stock        Richard Strutz               424
Par Value $10.00

Common Stock        Kathleen Soderberg         1,264
Par Value $10.00

Common Stock        Gary Dalton                  246
Par Value $10.00

1. Reported holdings exclude 259,720 shares held in trust for Edward B. Rasmuson on which Mr. Rasmuson has no power to vote or dispose. Also excluded are 22,106 shares held by the wife and minor children of Edward B. Rasmuson. Mr. Rasmuson has no power to vote or dispose of these shares and disclaims any beneficial ownership.

2. If no percent is shown, the percent of the nominee's beneficial ownership is less than one percent.

                                 PERFORMANCE GRAPH
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  AMONG NBA, KBW 50 BANK INDEX, S&P 500 INDEX
                               (SEE FOOTNOTE A)


Charts are not available at this time.



Charts will be inserted in this space.



Charts are not available at this time.

       13 of 16

Charts will be inserted in this space.













A. Total return with dividend reinvestment is calculated based on share price appreciation or depreciation and total dividends paid. Dividend reinvestment assumes the reinvestment of dividends into additional shares of the same class of equity securities at the frequency with which dividends are paid on such securities during the applicable fiscal year. Dollar figures in table are as of 12-31.

   The KBW 50 Index is made up of 50 of the nation's most important banking companies, including all money centers and most major regional banks, and is meant to be representative of the price performance of the nation's large banks. The KBW 50 is calculated in the same manner as the S&P 500. Both are market-capitalization-weighted indices, so companies judged by the market to be more important (i.e. more valuable) count for more in both indices. It should be kept in mind that, by design, the KBW 50 does not reflect the price or total return performance of smaller banking companies. Further information on the KBW 50 Bank Index may be obtained by writing Keefe, Bruyette & Woods, Inc., Two World Trade Center, 85th Floor, New York, New York 10048.

        TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS AND ASSOCIATES

   Certain directors and officers of the Bank and persons associated with them are customers of and have had transactions, including credit transactions, with the Bank from time to time in the ordinary course of business. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in transactions with such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions which the Bank had with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                           AVAILABILITY OF FORM 10-K

   The Company will provide without charge to each beneficial owner of its shares, upon such shareholder's written request, a copy (without exhibits) of the Company's Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission for the year ended December 31, 1996, which is expected to be available after March 31, 1997. Requests for copies should be addressed to: Terry S. Kipp, Secretary, National Bank of Alaska, Post Office Box 100600, Anchorage, Alaska 99510-0600.


                             INDEPENDENT AUDITORS
   The Company designated the firm of Deloitte & Touche, independent public accountants, as its independent auditors for the year ended December 31, 1996. The services performed in this connection included an examination in accordance with generally accepted auditing standards and an expression of opinion on the fairness of the consolidated financial statements of the Company and its subsidiary for the year ended December 31, 1996. The Company has been advised that neither the firm nor any of its partners has any other material direct or indirect relationship with the Company, or with its officers or directors in their capacities as such.

   A representative of Deloitte & Touche is expected to be present at the annual meeting and will have an opportunity to make a statement and will be available to respond to appropriate questions.

       14 of 16

                             SHAREHOLDER PROPOSALS

   Proposals of shareholders intended to be presented at the 1998 Annual Meeting of the Company must be received by the Company at its executive offices not later than October 13, 1997, in order to be included in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting of Shareholders. Any such proposal should be communicated in writing and addressed to: Terry S. Kipp, Secretary, National Bank of Alaska, Post Office Box 100600, Anchorage, Alaska 99510-0600.

                             COST OF SOLICITATION

   The cost of soliciting proxies in the accompanying form has been, or will be, borne by the Company. Officials and regular employees of the Company may solicit proxies personally, by telephone or telegram, from some shareholders.

      By Order of the Board of Directors





      Terry S. Kipp
      Secretary

February 10, 1997

       15 of 16

                                  Appendix A

            PROPOSED AMENDMENT TO SUBSECTION (C) OF ARTICLE FOURTH
                 OF THE COMPANY'S CERTIFICATE OF INCORPORATION

   Subsection (C) of Article Fourth of the Company's Certificate of Incorporation is hereby amended to read in its entirety as follows:

      (C) The registered holders of the shares of Common Stock shall have only a preemptive right as set forth in this Article to purchase, at such respective equitable prices, terms, and conditions as shall be fixed by the Board of Directors, such of the shares of Common Stock of the Corporation or securities convertible into or carrying options or warrants to purchase such shares of Common Stock as may be issued for money from time to time. Unless eliminated, restricted or modified in accordance with the last sentence of this paragraph (C), such preemptive right shall apply to all shares issued after the first 3,000,000 shares, whether the additional shares constitute a part of the shares presently or subsequently authorized but shall not apply to shares held in the treasury of the Corporation, except that the holders of the Common Stock shall have no preemptive right to purchase or subscribe for all or any part of 198,363 shares of presently authorized but unissued Common Stock. The preemptive right of the holders of Common Stock to purchase or subscribe for additional shares of Common Stock may be eliminated, restricted or modified by the amendment of the Certificate of Incorporation in accordance with the applicable provisions of the General Law of the State of Delaware.

       16 of 16   APPENDIX Form of Proxy


                       NATIONAL BANCORP OF ALASKA, INC.

         PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING

     The undersigned Shareholder of NATIONAL BANCORP OF ALASKA, INC., does hereby nominate, constitute and appoint Ronald G. Benkert and Susan Wright Mason or either one of them (with full power to act alone), my true and lawful attorney(s) and proxy(ies), with full power of substitution, for me and in my name, and place and stead to vote all the shares of Common Stock of said National Bancorp of Alaska, Inc., standing in my name on its books, as of February 3, 1997, at the Annual Meeting of Shareholders to be held at the main Office of National Bank of Alaska at Northern Lights Boulevard and C Street, Anchorage, Alaska, on March 18, 1997 at 10:00 a.m., or at any adjournments thereof, with all the powers the undersigned would possess if personally present on the following proposals more fully described in the accompanying Proxy Statement for the meeting in the manner specified and in their discretion on any other business that may properly come before the meeting.

1.   Fix the number of directors at 24 and elect the following directors:
Donald B. Abel, Jr., Gary M. Baugh, Carl F. Brady, Jr., Alec W. Brindle, Sharon Burrell, James O. Campbell, Jeffry J. Cook, Patrick S. Cowan, Roy Huhndorf, James H. Jansen, Donald L. Mellish, Emil R. Notti, Howard R. Nugent, Tennys B. Owens, Eugene A. Parrish, Jr., Michael Pate, Martin R. Pihl, Edward F. Randolph, Edward B. Rasmuson, Major General John Schaeffer (Ret.), Michael K. Snowden, Richard Strutz, George S. Suddock, Richard A. Wien.

[ ] VOTE FOR all nominees listed above; except vote is withheld from nonimees whose names are written below (if any). Unless otherwise specified, the proxy will be voted for all nominees named above.



___________________________________________________________________________

[ ]  VOTE WITHHELD from all nominees.

2. Approve an amendment to the Company's Certificate of Incorporation to narrow the provision of preemptive rights.

          For            Against             Abstain
          [  ]            [  ]                [  ]

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSAL 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSAL 2. THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN IN RESPECT OF THE SAME SHARES OF STOCK FOR THIS MEETING.

Dated:  ___________________________   ______________________________(L.S.)


                                      ______________________________(L.S.)
                                      (Signature of Shareholder)


                                      When signing as attorney, executor,
                                      administrator, trustee, or guardian,
                                      please give full title.  If more
                                      than one trustee, all should sign.
                                      All joint owners must sign.

                                      Signature(s) must correspond exactly
                                      with name(s) appearing hereon.

PLEASE DATE, SIGN AND MAIL PROXY IN ENCLOSED ENVELOPE PROMPTLY.